Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contacts:
Ed Lowenfeld
(248) 447-4380

Tim Brumbaugh
(248) 447-1329

Lear Increases Share Repurchase Authorization
to $1.5 Billion and Declares Quarterly Cash
Dividend of $0.77 Per Share

SOUTHFIELD, Michigan, February 20, 2024 -- Lear Corporation (NYSE: LEA), a global automotive technology leader in Seating and E-Systems, today announced that its Board of Directors has approved an increase to the Company's share repurchase authorization to $1.5 billion and extended the authorization period until December 31, 2026. In addition, the Board declared a quarterly cash dividend of $0.77 per share on the Company’s common stock. The dividend is payable on March 27, 2024, to shareholders of record at the close of business on March 8, 2024.

"The confidence Lear’s Board has in the Company’s outlook and its ability to generate free cash flow allows for the shareholder actions announced today,” said Gregory C. Smith, Lear’s Non-Executive Chairman. “The Board fully supports the Company's capital allocation priorities, which are designed to maximize long-term shareholder value by making organic and inorganic investments to drive profitable growth and improve competitiveness, maintaining a strong and flexible balance sheet, and consistently returning excess cash to shareholders.”

At the end of 2023, Lear had $916 million remaining on its share repurchase authorization. As a result of the Board’s action, Lear’s total share repurchase authorization is now $1.5 billion and reflects approximately 19% of its total market capitalization at current market prices. Since the Company began its share repurchase program in 2011, Lear has returned approximately $5.2 billion to shareholders, including the repurchase of approximately 53% of the Company's shares outstanding as of the commencement of its share repurchase program.

Lear may implement share repurchases under its share repurchase authorization utilizing a variety of methods, including open market purchases, accelerated share repurchase programs, privately negotiated transactions and structured repurchase transactions. Share repurchases are subject to the Company's discretion with respect to alternative uses of capital, as well as prevailing financial, market and industry conditions.

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Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated financial results and liquidity. The words “will,” “may,” “designed to,” “outlook,” “believes,” “should,” “anticipates,” “plans,” “expects,” “intends,” “estimates,” “forecasts” and similar expressions identify certain of these forward-looking statements. The Company also may provide forward-looking statements in oral statements or other written materials released to the public. All statements contained or incorporated in this press release or in any other public statements that address operating performance, events or developments that the Company expects or anticipates may occur in the future are forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements are discussed in the Company's Annual Report on Form 10-K for the year ended December 31, 2023, and its other Securities and Exchange Commission filings. Future operating results will be based on various factors, including actual industry production volumes, supply chain disruptions, labor disruptions, commodity prices, changes in foreign exchange rates, the impact of restructuring actions and the Company's success in implementing its operating strategy.

The forward-looking statements in this press release are made as of the date hereof, and the Company does not assume any obligation to update, amend or clarify them to reflect events, new information or circumstances occurring after the date hereof.

About Lear Corporation
Lear, a global automotive technology leader in Seating and E-Systems, enables superior in-vehicle experiences for consumers around the world. Lear’s diverse team of talented employees in 38 countries is driven by a commitment to innovation, operational excellence, and sustainability. Lear is Making every drive better™ by providing the technology for safer, smarter, and more comfortable journeys. Lear, headquartered in Southfield, Michigan, serves every major automaker in the world and ranks 189 on the Fortune 500. Further information about Lear is available at lear.com.

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